UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2015 (April 10, 2015)

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015, OxySure Systems, Inc. (the “Company”) entered into a letter agreement with Thomas J. Cox to serve on the Company’s Board of Directors. Mr. Cox replaces director Vicki Jones, who resigned on April 6, 2015, pursuant to an email dated April 6, 2015. Mr. Cox will be included in the class of the Company's directors who will stand for reelection by the Company's shareholders at the Company's next annual meeting.

There are no arrangements or understandings between Mr. Cox and any person pursuant to which Mr. Cox was selected as a director, and there are no actual or proposed transactions between Mr. Cox or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation email from Vicki Jones dated April 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2015

OXYSURE SYSTEMS, INC., a Delaware corporation

/s/ Julian T. Ross
BY: Julian T. Ross ITS: Chief Executive Officer, President Chief Financial Officer, and Secretary